UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 4, 2008 (March 29, 2008)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28481	86-0891931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 93 West Xinsong Road
Kaifeng City, Henan Province
People’s Republic of China

(Address of principal executive offices)

(+86) 378-292-5211
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On and effective March 29, 2008, Mr. Renrui Tang resigned as Chief Financial Officer of China Valves Technology, Inc. (the “Company”).  Mr. Tang’s resignation is not in connection with any known disagreement with the Company on any matter.  Mr. Tang will continue as the Vice President of Finance of the Company.

On and effective March 29, 2008, the Company appointed Mr. Li Jianxing, age 50, as Chief Financial Officer of the Company.  Since June 2006, Mr. Jianxing has been an Executive Director of Concord Investment Holdings Ltd. in its Hong Kong office.  Prior to that, Mr. Jianxing was the General Manager of the IR Department of China Resources Power Holdings Ltd. in Hong Kong, from March 2003 through May 2006.  From June 2001 to February 2003, Mr. Jianxing was the Chief Financial Officer of Intermost Corp., a United States NASDAQ listed company.  Mr. Jianxing also was previously employed as a Senior Financial Manager for China Everbright Holdings Company Ltd. in Hong Kong, from April 1998 through June 2001.  Mr. Jianxing holds a MBA from Canisius College.

On March 29, 2008, the Company and Mr. Jianxing entered into an employment agreement (the “Employment Agreement”), which is effective as of March 29, 2008 (the “Effective Date”).  The term of the Employment Agreement (the “Initial Term”) commences on the Effective Date and terminates on December 31, 2010.  Either party may terminate the Employment Agreement upon thirty days notice.

The Employment Agreement provides, among other things, that Mr. Jianxing’s base salary will be US$6,000 per month, on an after-tax basis (the “Base Salary”).  Additionally, the Company and Mr. Jianxing plan to enter into an option agreement whereby Mr. Jianxing will be granted options to purchase common stock of the Company.  During the Initial Term, if Mr. Jianxing is unable to work due to sickness or work-related injury, or if the Company ceases operations due to reasons not attributable to Mr. Jianxing, Mr. Jianxing will be entitled only to the benefits legally required by Chinese law to be paid to Mr. Jianxing.  The Employment Agreement contains covenants prohibiting Mr. Jianxing from competing with the Company during the Initial Term and for two years after the Initial Term.  The Employment Agreement also prohibits Mr. Jianxing from disclosing any confidential information of the Company.

The foregoing summary of the material terms and conditions of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

No family relationship exists between Mr. Jianxing and any directors or executive officers of the Company.  In addition, there has been no transaction, nor is there any currently proposed transaction between Mr. Jianxing and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of an April 3, 2008 press release announcing Mr. Jianxing’s appointment as Chief Financial Officer of the Company is attached hereto as Exhibit 99.1.

ITEM 9.01                      FINANCIAL STATEMENT AND EXHIBITS.

(d)           Exhibits.

Number	Description
10.1	Employment Agreement by and between China Valves Technology, Inc. and Li Jianxing, dated March 29, 2008.
99.1	Press Release, dated April 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA VALVES TECHNOLOGY, INC.

By:   /s/Siping Fang
Siping Fang
President and Chief Executive Officer

Dated: April 4, 2008

EXHIBIT INDEX

Number	Description
10.1	Employment Agreement by and between China Valves Technology, Inc. and Li Jianxing, dated March 29, 2008.
99.1	Press Release, dated April 3, 2008.